As filed with the Securities and Exchange Commission on November 10, 1994


                         Registration No. 33-

                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549


                                     FORM S-8

                              REGISTRATION STATEMENT

                                      under

                            THE SECURITIES ACT OF 1933


                      AUTOMATIC DATA PROCESSING, INC.
                (Exact name of registrant as specified in its
                  charter)

     Delaware                                    22-1467904
     (State or other jurisdiction          (I.R.S. Employer
     of incorporation or organization       Identification
                                             Number)

        One ADP Boulevard, Roseland, New Jersey  07068
     (Address of Principal Executive Offices) (Zip Code)

      KEY EMPLOYEES' RESTRICTED STOCK PLAN
     (Full title of the Plan)

                     James B. Benson
              Vice President, General Counsel
                  and Assistant Secretary
              Automatic Data Processing, Inc.
                    One ADP Boulevard
               Roseland, New Jersey  07068
              (Name and address of agent for services)

                        (201) 994-5000
     (Telephone number, including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE



     Title                   Proposed   Proposed
     of                      maximum    maximum
     securities Amounts      offering   aggregate   Amount of
     to be      to be        price      offering  registration
     registered registered   per share*  price*     fee
     _________________________________________________________
     Common
     Stock,
     par
     value
     $.10 per   200,000      $57.75     $11,550,000  $3,982.76
     share      shares
     _________________________________________________________

     * Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), on the basis of $57.75, the average of the high and low prices for the Common Stock on the New York Stock Exchange on November 8, 1994.



                                    Exhibit List on Page 7

     INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE


         In accordance with General Instruction E to Form S-8, the contents of Registration Statements No. 33-25290, 33-38338 and 33-52629 on Form S-8 of Automatic Data Processing, Inc. (the "Company") which were filed with the Securities and Exchange Commission on November 7, 1988, December 21, 1990 and March 11, 1994, respectively, are incorporated herein by reference.


                            AMENDMENT TO PLAN

         The Company's Key Employees' Restricted Stock Plan (the "Plan") was adopted by the Company's Board of Directors on June 25, 1969. The total number of shares allocated to the Plan, as amended on March 23, 1989, January 21, 1991 and August 15, 1994, is 2,168,040.


                              LEGAL OPINION

         The validity of the shares of the Company's Common Stock being registered pursuant hereto has been passed upon by James B. Benson, Esq., Vice President and General Counsel of the Company. Mr. Benson, a full-time employee of the Company, beneficially owns 45,900 shares of the Company's Common Stock.


                                  EXHIBITS

     Exhibit No.

           5             Opinion of Counsel

           23(a)         Consent of Deloitte & Touche LLP

           23(b)         Consent of Counsel (included in
                         Exhibit No. 5)


               INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Provision for indemnification of directors and officers is made in Section 145 of the Delaware General
     Corporation Law.

     Article Fifth, Sections 3 and 4 of the Company's Amended
     Restated Certificate of Incorporation provide as follows:

        "The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. In addition, the Corporation shall, in the manner and to the extent as the By-laws of the Corporation shall provide, indemnify to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, such other persons as the By-laws shall provide, and may purchase and maintain insurance on behalf of such other persons."

        "A director of the Corporation shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to any acts or omissions occurring prior to, such repeal or modification."

        Finally, Article XIV, Section 6 of the Company's By-laws provides as follows:

        "Section 6. Indemnification of Directors and Officers and Others: The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Section 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. This indemnification applies to all directors and officers of the Corporation who sit on the boards of non-profit corporations in keeping with the Corporation's philosophy."

                 "The Corporation shall indemnify any other person or
              employee who may have served at the request of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Section 145 thereof) so long as such person or employee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, further, so long as his actions were not in violation of corporate policies and directives."

            As permitted by Section 145 of the General Corporation Law of the State of Delaware and the Company's
     Certificate and By-laws, the Company also maintains a directors and officers liability insurance policy which insures, subject to certain exclusions, deductibles and maximum amounts, directors and officers of the Company against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as directors and officers.


                             UNDERTAKINGS

     (a)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseland, State of New Jersey, on the 10th day of November, 1994.

              AUTOMATIC DATA PROCESSING, INC.
                 (Registrant)


     November 10, 1994        By  /s/ Josh S. Weston
                                  Josh S. Weston, Chairman and
                                  Chief Executive Officer

        Pursuant to the requirements of the Securities
     Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature              Title             Date


     /s/ Josh S. Weston         Chairman of       November 10, 1994
     (Josh S. Weston)           of the Board
                                and Director
                                (Principal
                                Executive
                                Officer)


     /s/ Fred D. Anderson, Jr.  Chief         November 10, 1994
     (Fred D. Anderson, Jr.)    Financial
                                Officer and
                                Corporate
                                Vice President
                                (Principal
                                Financial
                                Officer)


     /s/ Richard J. Haviland    Controller         November 10, 1994
     (Richard J. Haviland)      and Corporate
                                Vice President



     /s/ Joseph A. Califano, Jr.                   November 10, 1994
     (Joseph A. Califano, Jr.)  Director



     /s/ Leon G. Cooperman      Director           November 10, 1994
     (Leon G. Cooperman)



     /s/ Edwin D. Etherington   Director           November 10, 1994
     (Edwin D. Etherington)


     /s/ Ann Dibble Jordan      Director           November 10, 1994
     (Ann Dibble Jordan)


     /s/ Harvey M. Krueger      Director           November 10, 1994
     (Harvey M. Krueger)

     /s/ Charles P. Lazarus     Director           November 10, 1994
     (Charles P. Lazarus)



     (Frederic V. Malek)        Director


     /s/ Henry Taub             Director           November 10, 1994
     (Henry Taub)


     /s/ Laurence A. Tisch      Director           November 10, 1994
     (Laurence A. Tisch)


     /s/ Arthur F. Weinbach     Director           November 10, 1994
     (Arthur F. Weinbach)

                        INDEX TO EXHIBITS


     Exhibit           Description                        Page


     5                 Opinion of Counsel                   8

     23(a)             Consent of Deloitte and
                       Touche LLP                           9

     23(b)             Consent of Counsel (included
                       in Exhibit No. 5)                    8

                            EXHIBIT 5





                                             November 10, 1994
     Board of Directors
     Automatic Data Processing, Inc.
     One ADP Boulevard
     Roseland, New Jersey 07068

     Re:    Automatic Data Processing, Inc.
            Registration Statement on Form S-8
            (Key Employees' Restricted Stock Plan)

     Gentlemen:

          I have acted as counsel to Automatic Data
     Processing, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of 200,000 shares of the Company's Common Stock, par value $.10 per share (the "Shares"), pursuant to the Company's Registration Statement on Form S-8 which is to be filed with the Securities and Exchange Commission on November 10, 1994 (the "Registration Statement").

          In this connection, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates and written and oral statements of officers and accountants of the Company and of public officials, and other documents that I have considered necessary and appropriate for this opinion and, based thereon, I advise you that, in my opinion:

       1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

       2. The Company has corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

       3. The Shares have been duly authorized and, when issued in accordance with the Company's Key
           Employees' Restricted Stock Plan referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion as
     Exhibit 5 to the Registration Statement, to its use as part of the Registration Statement, and to the use of my name in the Registration Statement.

                                        Very truly yours,


                                        /s/ James B. Benson
                                        James B. Benson
                                        General Counsel

                            EXHIBIT 23(a)

     INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Automatic Data Processing, Inc. on Form S-8 of our reports dated August 15, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30, 1994.


     /s/ Deloitte & Touche LLP
     DELOITTE & TOUCHE LLP

     New York, New York
     November 10, 1994

                                             November 10, 1994


     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Judiciary Plaza
     Washington, D.C. 20549

         Re:       Registration Statement on Form S-8 for
                   the Key Employees' Restricted
                         Stock Plan of Automatic Data
                         Processing, Inc.

     Gentlemen:

          We are hereby electronically filing via EDGAR, pursuant to Rule 402(c) of the Securities Act of 1933 and Rule 309(b) of Regulation S-T, a copy of the above Registration Statement on Form S-8, including all exhibits thereto. On the date hereof, a paper printout of this electronic filing is being mailed to each of the stock exchanges on which Automatic Data Processing, Inc.'s securities are listed.

          The requisite $3,982.76 filing fee, calculated in accordance with Rule 457(c) of the Securities Act of 1933, is being paid to the Securities and Exchange Commission on the date hereof via wire transfer to the U.S. Treasury designated lockbox depository at the Mellon Bank in Pittsburgh, Pennsylvania.


                                             Very truly yours,

                                           /s/ James B. Benson
                                           James B. Benson
                                           General Counsel/
                                           Corporate Vice President